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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Centennial Cellular Corp. on Form S-8 of our report dated July 25, 1997 appearing in the Annual Report on Form 10-K of Centennial Cellular Corp. for the year ended May 31, 1997.


DELOITTE & TOUCHE LLP
Stamford, CT

April 27, 1998